Exhibit 21.1

Subsidiaries of Keurig Dr Pepper Inc.
As of December 31, 2023

Name of Subsidiary		Jurisdiction of Formation
1	234DP Aviation, LLC	Delaware
2	A&W Concentrate Company	Delaware
3	All Sport, LLC	Delaware
4	All Sport Distributing, Inc.	Delaware
5	Altitude Beverages LLC	Delaware
6	Bai Brands LLC	New Jersey
7	Beverages Delaware Inc.	Delaware
8	Big Red, LLC	Texas
9	BR HyDrive LLC	Texas
10	Core Nutrition, LLC	Delaware
11	DP Beverages Inc.	Delaware
12	DPS Americas Beverages, LLC	Delaware
13	DPS Beverages, Inc.	Delaware
14	DPS Holdings Inc.	Delaware
15	Dr Pepper/Seven Up Beverage Sales Company	Texas
16	Dr Pepper/Seven Up Manufacturing Company	Delaware
17	Dr Pepper/Seven Up, Inc.	Delaware
18	G Pure, Inc.	Texas
19	Hydration Ventures LLC	Delaware
20	KDP Procurement Services, Inc.	Texas
21	Keurig Corporation Inc.	Delaware
22	Keurig Green Mountain, Inc.	Delaware
23	Keurig Manufacturing Inc.	Delaware
24	Maple Parent Holdings Corp.	Delaware
25	Mott's Delaware LLC	Delaware
26	Mott's LLP	Delaware
27	Nantucket Allserve, LLC	Delaware
28	North American Beverages, LLC	Texas
29	Revive Brands	California
30	Snapple Beverage Corp.	Delaware
31	Splash Transport, Inc.	Delaware
32	The American Bottling Company	Delaware
33	Thomas Kemper Acquisition Co. Inc.	Texas
34	Xyience Beverage Company, LLC	Texas
35	Xyience Contracts Company, LLC	Texas
36	Xyience Supplements Company, LLC	Texas
37	Canada Dry Mott's Inc.	Canada
38	Keurig Canada Inc.	Canada
39	Van Houtte Coffee Services Inc.	Canada
40	Alder Basswood Clover LP	Ireland
41	Alder Clover Limited	Ireland
42	Basswood Clover Limited	Ireland
43	KDP Global Sourcing Limited	Ireland
44	Keurig International Sàrl	Luxembourg
45	Bebidas Americas Investments B.V.	Netherlands
46	Keurig Switzerland GmbH	Switzerland

Exhibit 21.1

Subsidiaries of Keurig Dr Pepper Inc.
As of December 31, 2023

47	Keurig Trading Sàrl	Switzerland
48	Big Red Mexico S de RL de CV	Mexico
49	Comercializadora de Bebidas, SA de CV	Mexico
50	Peñafiel Aguas Minerales SA de CV	Mexico
51	Peñafiel Bebidas SA de CV	Mexico
52	Manantiales Peñafiel, S.A. de C.V.	Mexico
53	Snapple Beverage de Mexico, S.A. de C.V.	Mexico
54	KDP Brasil Global Sourcing LTDA	Brazil
55	Green Mountain Electrical Appliances Technical Consulting (Shenzhen) Company Limited	China
56	Green Mountain Hong Kong Limited	Hong Kong
57	Keurig Malaysia Sdn. Bhd.	Malaysia
58	Keurig Singapore Pte. Ltd.	Singapore